UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2006
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 16, 2006, the Company’s Board of Directors appointed Peter Anthony Brusca, M.D., and Anna Maria Nekoranec to the Board of Directors effective July 1, 2006, to fill vacant director positions. The Board appointed Dr. Brusca and Ms. Nekoranec as members of the Board’s Audit Committee, commencing July 1, 2006. The Board determined that Dr. Brusca and Ms. Nekoranec each are independent within the meaning of the Sarbanes-Oxley Act of 2002, its implementing regulations, and the Charter of the Board’s Audit Committee. Director and Audit Committee Chairman John T. Thornton, whom the Board previously determined qualifies as independent, will continue as Chairman of the Audit Committee. So that the Company’s Audit Committee will consist solely of three independent directors, Director and Audit Committee member Lawrence R. Kuhnert, who is also the Company’s President and Chief Operating Officer, will conclude his term of service as a member of the Audit Committee as of June 30, 2006.
     Peter Anthony Brusca, M.D. is a physician who practiced in otolaryngology in the Chicago, Illinois area through 2004. Dr. Brusca earned his medical degree in 1967 from Loyola University Stritch School of Medicine. He earned his Bachelor of Science Degree in 1963 from Loyola University, Chicago. He is certified by the American Board of Otolaryngology and is a Fellow of the American College of Surgeons, the American Academy of Otolaryngology Head and Neck Surgery, and is a member of other professional organizations.
     Anna Maria Nekoranec has extensive experience in private equity firms, including LBK Capital, a firm focused on private equity fund creation and select private equity investment opportunities, where she has been Managing Director since 2003. She has previous experience in other private equity firms in New York, Philadelphia and elsewhere. Ms. Nekoranec earned a Master of Business Administration in Finance and Entrepreneurial Management from The Wharton School, University of Pennsylvania, in 1991, and a Bachelor of Arts in Economics and Modern Studies from the University of Virginia in 1986.
     Dr. Brusca and Ms. Nekoranec will each be compensated for service on the Board of Directors and the Audit Committee per the Company’s compensation arrangement for independent directors which consists of an annual retainer of $25,000, payable at the individual’s election in cash, options to purchase shares of the Company’s common stock or a combination thereof; $1,000 per each Board meeting attended and $500 per each committee meeting attended, payable in shares of the Company’s common stock; and payment of reasonable expenses incurred in connection with Board and Committee service.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) Appointment to Board of Directors.
     The disclosures in Item 1.01 are incorporated herein by this reference. Other than as disclosed in Item 1.01 and this Item 5.02, there are no arrangements or understandings between Dr. Brusca and Ms. Nekoranec, respectively, and any other persons pursuant to which Dr. Brusca and Ms. Nekoranec were appointed as directors. There are no matters disclosable per Item 404(a) of Regulation S-K relative to Dr. Brusca and Ms. Nekoranec, respectively.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/S/ John E. Elliott II
John E. Elliott II

Its:	Chairman of the Board and Chief Executive Officer

Dated: June 19, 2006